CUMMINS ENGINE COMPANY, INC.
                      ___________________________
                             EXHIBIT 10(q)
                             _____________
                      THREE YEAR PERFORMANCE PLAN
                      ___________________________

                    Effective as of December 8, 1992

The Three Year Performance Plan is hereby adopted by the Board of Directors of Cummins Engine Company, Inc. (hereinafter call the
"Company"), with the objectives and upon the terms set forth herein.

1.  Objectives.
    ___________

   The objectives of the Plan are to:

   (a) serve as a balance to the short-term compensation provided by base salary and bonus;

   (b) place emphasis on the medium-term performance of the Company in direct relationship to its industry competitors and/or other such measures deemed appropriate by the Compensation Committee of the Board of Directors;

   (c) strengthen the relationship between management and shareholder interests; and

   (d) encourage participants to remain with the Company through important business cycles.

   Individual plan grants are intended to reflect the varying degrees of influence participating officers and key non-officer employees have in their functional positions on the medium-term (3 year) performance of the Company. Calculation of the payout is intended to directly reflect the Company's performance based on various measures designated by the Committee and the business judgment of the Committee.

2.  Definitions.
    ____________

   (a) Award Cycle - The three (3) year period upon which a particular year's payout is calculated. A new Award Cycle commences with the beginning of each of the Company's fiscal years. Payouts to Participants in any one year are based upon actual results of the most recently completed Award Cycle.

   (b)  Change of Control - The occurrence of any of the following:
        (i) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted in whole or in part into cash, other securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (ii) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (iii) any "person" (as such term is used in Section 13 (d) (3) and 14 (d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, shall become the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors ("Voting Shares"), as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (iv) at any time during a period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's stockholders of each new director during such two-year period was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such two-year period, or (v) any other event shall occur that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.

   (c)  Committee - The Compensation Committee of the Board of
        Directors of the Company which has been designated to review compensation of officers, key non-officers, and non-employee directors of the Company.

   (d) Comparator Panel - Selected companies whose primary industry is similar to that of the Company. Those companies are;

             General Motors          Dana
             Ford Motor Company      Arvin
             Caterpillar                Ingersoll Rand
             Deere                   Paccar
             Eaton                   Dresser
             Navistar

   (e) Participants - Officers or other employees designated annually by the Committee as participants in the Plan.

   (f) Payout Factor - The percentage determined by the Committee and applied to a Target Award to determine the amount of the award to be paid as described in Section 6 of the Plan.

   (g)  Plan - The Three Year Performance Plan described herein.

   (h) Target Award - The amount of targeted compensation described in Section 4 of the Plan.

3.  Eligibility.
    ____________

   The Committee shall determine each year the officers and other employees of the Company who shall be Participants in the Plan.

4.  Target Award.
    _____________

   Participants in the Plan shall be assigned a Target Award for an Award Cycle by the Committee, in its discretion, based on the following criteria, and such other criteria as the Committee may determine from time to time:

   (a)  Scope and breadth of the Participant's Position;

   (b)  Effect on the Company's medium-term performance;

   (c)  Work relationships.

   The Target Award for an Award Cycle shall be expressed as a dollar amount. The Target Award for a particular Award Cycle shall be the Target Award approved for that Participant prior to the actual payout for that Award Cycle. Therefore, Target Awards for an Award Cycle may be changed during the course of an Award Cycle (but prior to the payout being made for such Award Cycle) based on the Committee's evaluation of changes in the aforementioned criteria for each Participant.

   The eligibility of new Participants and their levels of participation, if any, in Award Cycles already begun shall be determined by the Committee, in its discretion.

5.  Payout Formula.
    _______________

   The Committee will establish, at the commencement of each Award Cycle, performance measures to be used as the guideline for determining the Payout Factor for the Award Cycle. The performance measures will provide guidelines; the final Payout Factor will be determined in the judgment of the Committee, considering performance against the established measures and such other factors as the Committee deems appropriate.

   Performance measure will generally be the Company's performance relative to the median performance of the Comparator Panel. The Committee may designate, but shall not be limited to, return on the Company's stockholder equity as the measure of performance.

6.  Award Payout.
    ____________

    The award payout shall be determined as follows:

        Target Award          Award Cycle
        for the         X     Payout Factor
        Award Cycle

7.  Termination of Employment.
    __________________________

   (a) If a Participant's employment with the Company terminates (except through retirement, disability or death), such Participant will not receive a payout for any Award Cycle (a "Payout"") for which payment has not been made where such Participant's employment and participation in the Plan was for a period of one (1) year or less. If a Participant's employment so terminated during the second (2nd) through the third (3rd) years of participation in the Plan, the Committee, in its discretion, shall determine whether the Participant will receive a proportionate share of the Payout at the end of each Award Cycle initiated while such employee was a Participant in the Plan.

   (b) If a Participant retires, becomes disabled or dies, the Participant, or such Participant's estate, shall be entitled to receive a proportionate share of the Payout at the end of each Award Cycle based upon the number of years such employee participated during each Award Cycle.

8.  Performance Plan Payout.
    ________________________

   Any payout under the Plan will be made after the audit of the Company's financial statements and after the Committee has determined the Payout Factor resulting from the Company's performance. In general, the Payout date will occur as soon as practicable following the end of an Award Cycle, but not later than June 30 following completion of such Award Cycle.

9.  Change of Control.
    __________________

   In the event of a Change of Control of the Company, the provisions of this Section 9 shall supersede those of Section 5. The Target Award for each Award Cycle in progress shall be payable in full upon the date of the Change of Control and shall be determined for each cycle as follows:

                                             Award
    Target Award          1.0 Payout         Percent
    for the        X      Factor       X     Completion
    Award Cycle                              Factor

   The Award Cycle Percent Completion Factor for each Payout Award calculation shall be determined by dividing the number of days in the particular cycle completed prior to the Change of Control by the number of days in a complete cycle, one thousand ninety-five
   (1095) days.

10. Notice.
    ______

   To the extent practicable, the Plan shall be communicated as early as possible to each Participant in each Award Cycle to permit maximum incentive to be generated by the Plan.

11. Term.
    ____

   The Plan will continue from year to year until terminated by the Committee.